UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2010

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Board of Directors Meeting of Stryker Corporation (the "Company") held on June 21, 2010, Dr. Roch Doliveux was appointed to the Board of Directors.

At the time of his appointment, Dr. Doliveux was granted an option to purchase 10,228 shares of Common Stock of the Company, with an exercise price of $51.82 per share, the prior day's closing price, subject to the vesting and other provisions of the Company's form option agreement filed as Exhibit 10(ii) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Dr. Doliveux will also be entitled to the $115,000 fixed annual fee the Company pays to non-employee directors. In connection with his appointment to the Company's Board of Directors, Dr. Doliveux also entered into the Company's form of indemnification agreement for directors, a copy of which is filed as Exhibit 10(xiv) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Dr. Doliveux serves as Chief Executive Officer and Chairman of the Executive Committee of UCB S.A., a €3.1 billion global biopharmaceutical company whose shares are publically traded on the Belgium stock exchange. Dr. Doliveux has previously been a Chief Executive Officer of Pierre Fabre Pharmaceuticals and President, Schering-Plough International, a subsidiary of Schering-Plough Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

(Registrant)

June 23, 2010                                                             /s/ THOMAS R. WINKEL

Date                                                                            Thomas R. Winkel

Vice President and Secretary